Exhibit 99.1

Toppoint Holdings Inc. Announces Pricing of $10 Million Initial Public Offering

North Wales, PA, January 21, 2025 (GLOBE NEWSWIRE) – Toppoint Holdings Inc. (“Toppoint” or the “Company”) today announced the pricing of its initial public offering of an aggregate of 2,500,000 shares of its common stock (the “Shares”), all of which are being offered by Toppoint at a public offering price of $4.00 per share (the “Offering”), for aggregate gross proceeds of $10 million, prior to deducting underwriting discounts and other offering expenses.

In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 375,000 shares of common stock at the initial public offering price, representing 15% of the Shares sold in the Offering, less underwriting discounts and commissions, to cover over-allotments. The Offering is expected to close on or about January 23, 2025, subject to satisfaction of customary closing conditions.

The Company’s common stock is expected to begin trading on the NYSE American on January 22, 2025 under the symbol “TOPP.”

The Offering is conducted on a firm commitment basis. A.G.P./Alliance Global Partners (“A.G.P.”) is the sole book-running manager for the Offering. Bevilacqua PLLC is acting as legal counsel to the Company and Loeb & Loeb LLP is acting as legal counsel to A.G.P. for the Offering.

The Offering is being conducted pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-281474) previously filed with and subsequently declared effective by the U.S. Securities and Exchange Commission (“SEC”) on January 21, 2025. The Offering is being made only by means of a prospectus. Before you invest, you should read the prospectus and other documents the Company has filed or will file with the SEC for more information about the Company and the Offering. You may get these documents for free by visiting EDGAR on the SEC’s Website at www.sec.gov. Alternatively, electronic copies of the prospectus relating to the Offering may be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, by phone at +1 (212) 624-2060, or by email at prospectus@allianceg.com.

This press release has been prepared for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, and no sale of these securities may be made in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Toppoint Holdings Inc.

Established in 2014 and headquartered in North Wales, Pennsylvania, Toppoint Holdings Inc. specializes in the transport of wastepaper, scrap metal, and wooden logs for large waste companies, recycling centers, and commodity traders. The Company’s operations extend to major ports, including Newark, NJ, and Philadelphia, PA. With a commitment to growth and innovation, Toppoint recently expanded into the recycling export transport markets of Tampa, Jacksonville, and Miami, FL; Baltimore, MD; and Ensenada, Mexico, as of 2024. The company also provides trucking and logistics brokerage solutions for plastic and other commodities, servicing key commercial hubs across the U.S. For additional information, please go to https://toppointtrucking.com/

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are “forward-looking statements” as defined under the federal securities laws, including, but not limited to, the Company’s expectations regarding the completion, timing and size of the proposed Offering and statements regarding the use of proceeds from the sale of the Company’s shares in the Offering. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs, including the expectation that the Offering will be successfully completed. Investors can find many (but not all) of these statements by the use of words such as “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate,” “will,” “aim,” and “anticipate,” or other similar expressions in this press release. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC.

For further information, please contact:

Underwriter Inquiries:

A.G.P./Alliance Global Partners

590 Madison Avenue, 28th Floor

New York, NY 10022

Email: prospectus@allianceg.com

Investor Relations Inquiries:

Crescendo Communications, LLC

212-671-1020

TOPP@crescendo-ir.com